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                                                                    Exhibit 16.1


Securities and Exchange Commission
450 5th Street NW
Washington, DC 20549

Gentlemen:

We have read and agree with the representations in Item 4 of Form 8-K/A of Soulfood Concepts, Inc. dated August 1, 2003 relating to Merdinger, Fruchter, Rosen & Company, P.C. ("MFRC") except that on May 27, 2003 we requested the Registrant to withdraw its December 31, 2002 financial statements, included in its annual report on Form 10-kSB.

The financial statement erroneously included a document purporting to be MFRC's opinion dated April 15, 2003. To date the withdrawal has not taken place.


                                   Merdinger, Fruchter, Rosen & Company, PC
                                   Certified Public Accountants


New York, New York
August 1, 2003